Exhibit 32.1

CERTIFICATION

I, James J. Owens, in connection with the Quarterly Report of H.B. Fuller Company on Form 10-Q for the quarter ended August 28, 2021 (the “Report”), hereby certify that:

(a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of H.B. Fuller Company.

Date: September 23, 2021

/s/ James J. Owens
James J. Owens President and Chief Executive Officer